Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
525 UNIVERSITY AVENUE
PALO ALTO, CALIFORNIA 94301

TEL: (650) 470-4500
FAX: (650) 470-4570
www.skadden.com

February 24, 2026

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, California 94560

Re:	Lucid Group, Inc.
Registration Statement on Form S-3ASR

Ladies and Gentlemen:
We have acted as special United States counsel to Lucid Group, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified in Schedule A hereto (the “Selling Stockholders”) of up to 69,108,837 shares (the “Secondary Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”). We have been advised that (i) 13,715,121 shares of the Secondary Shares (the “Uber Secondary Shares”) were issued pursuant to a subscription agreement, dated as of July 16, 2025 (the “Original Uber Subscription Agreement”), between the Company and SMB Holding Corporation (“SMB”), as amended by the First Amendment (as defined below); and (ii) 55,393,716 shares of the Secondary Shares (the “Prepaid Secondary Shares”) are shares that Ayar Third Investment Company (“Ayar”) is entitled to purchase pursuant to (i) a prepaid forward confirmation, dated as of April 2, 2025, between Ayar and the forward counterparty named therein; and (ii) a prepaid forward confirmation, dated as of November 11, 2025, between Ayar and the forward counterparty named therein.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Lucid Group, Inc.
February 24, 2026

In rendering the opinions stated herein, we have examined and relied upon the following:
(a) the registration statement on Form S-3ASR (File No. 333-282677) of the Company relating to Common Stock and other securities of the Company filed on October 16, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b) the prospectus, dated October 16, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c) the prospectus supplement, dated the date hereof (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Secondary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d) an executed copy of the Original Uber Subscription Agreement (as amended by the First Amendment, the “Uber Subscription Agreement”);
(e) an executed copy of the First Amendment to Subscription Agreement, dated as of September 2, 2025 (the “First Amendment”), between the Company and SMB;
(f) an executed copy of a certificate of Brian K. Tomkiel, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g) a copy of the Company’s Third Amended and Restated Certificate of Incorporation, as in effect on July 3, 2025 and as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);
(h) a copy of the Company’s Second Amended and Restated Bylaws, as amended and in effect on July 3, 2025 and as of the date hereof, and certified pursuant to the Secretary’s Certificate (the “Bylaws”); and
(i) a copy of certain resolutions of the Board of Directors of the Company, adopted on July 3, 2025 (the “Board Resolutions”), certified as current pursuant to the Secretary’s Certificate.

Lucid Group, Inc.
February 24, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 1 below, we have assumed that (i) the Company received the consideration for the Uber Secondary Shares set forth in the Subscription Agreement and Board Resolutions and (ii) the issuance of the Uber Secondary Shares has been registered in the Company’s share registry. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Prepaid Secondary Shares that are outstanding as of the date hereof set forth in the applicable transaction documents and resolutions adopted by the Board of Directors of the Company, including any duly authorized committee thereof, in connection with issuance of such shares, as applicable, and (ii) the issuance of the Prepaid Secondary Shares that are outstanding as of the date hereof has been registered in the Company’s share registry. With respect to our opinion set forth in paragraph 3 below, we have assumed that (i) the Board of Directors of the Company, including any duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and sale of the shares of Common Stock that will be delivered to Ayar as the Prepaid Secondary Shares and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company, (ii) the issuance and sale of the shares of Common Stock that will be delivered to Ayar as the Prepaid Secondary Shares will have been duly established in conformity with the Certificate of Incorporation so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company or its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties, (iii) the consideration received by the Company for the Prepaid Secondary Shares when such shares will be issued shall not be less than the per share par value of such shares, (iv) the issuance of the Prepaid Secondary Shares will be registered in the Company’s share registry and (v) the Company will continue to have sufficient authorized shares of Common Stock. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Certificate of Incorporation and the Secretary’s Certificate and the factual representations and warranties set forth in the Uber Subscription Agreement.

Lucid Group, Inc.
February 24, 2026

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Organizational Documents” means those documents listed in paragraphs (g) and (h) above,
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1. The Uber Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
2. The Prepaid Secondary Shares that are outstanding as of the date hereof have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
3. The Prepaid Secondary Shares that are not yet outstanding as of the date hereof, when delivered to Ayar, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.
In addition, in rendering the foregoing opinions we have assumed that:
(a) the Company’s issuance of the Uber Secondary Shares and the Prepaid Secondary Shares that are outstanding as of the date hereof did not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or are incorporated by reference into the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and
(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

Lucid Group, Inc.
February 24, 2026

We hereby consent to the reference to our firm under the heading “Validity Of The Securities” in the Prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

BDP

Lucid Group, Inc.
February 24, 2026

Schedule A

SMB Holding Corporation

Ayar Third Investment Company